Exhibit 99.1

AITX's RAD Secures Third ROAMEO Order from Global Logistics Client

Logistics Provider Expands Autonomous Patrol to Reduce Costs Compared with Manned Security Patrols

Detroit, Michigan, October 6, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has secured an order for a third ROAMEO™ autonomous security patrol vehicle from a longtime global logistics client. The latest unit will support the logistics provider's security services for a leading cosmetics manufacturer, with deployment expected by calendar year-end. The order marks the client's second additional ROAMEO order announced in approximately eight weeks, extending its adoption of autonomous patrol as a cost-saving alternative to traditional manned patrols.

Artist's depiction of a RAD ROAMEO autonomous patrol in a logistics container yard.

The client's first ROAMEO is deployed and fully operational, with its second unit scheduled for deployment this month and the third expected to follow by calendar year-end. The logistics operator provides services that include security for its clients, positioning ROAMEO as a way to deliver consistent patrol coverage while reducing costs compared with manned patrols. This latest order follows RAD's separate announcement on Monday, October 5, 2026, detailing additional expansion orders from the same longtime client across other RAD solutions.

"First operational, second deploying this month, third ordered. That is the progression we want to see," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "This client knows our technology and sees a role for ROAMEO in the services it delivers. Their continued adoption strengthens our confidence that autonomous patrol is earning its place in the industry. With PURSUON, AITX's recently rebranded mobile robotics subsidiary, focused on ROAMEO's development and manufacturing, and RAD driving adoption, we are building toward making ROAMEO a practical, repeatable choice for organizations looking to reduce patrol costs."

Large logistics campuses and yards can span acres of trailer parking, loading areas, access roads and perimeter fencing, making consistent patrol coverage costly and labor intensive. Traditional manned patrols require recurring staffing expenditures to cover these vast spaces across multiple shifts. ROAMEO is designed to autonomously patrol mapped routes, detect activity and engage through onboard communication systems, helping security teams extend their reach while reducing reliance on personnel for repetitive patrol duties. For logistics operators providing security services to their clients, this creates a practical path to broader coverage at a lower patrol cost.

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the anticipated deployment of the client's second ROAMEO unit during October 2026 and its third unit by calendar year-end; the intended use of ROAMEO in security services provided to a leading cosmetics manufacturer; ROAMEO's ability to deliver consistent autonomous patrol coverage, detect activity, support engagement, extend security teams' reach and reduce patrol costs or reliance on personnel compared with traditional manned patrols; management's expectations regarding industry acceptance and broader adoption of autonomous patrol; the continued development of PURSUON's mobile robotics manufacturing capabilities and RAD's ability to support commercial adoption; and the potential for further orders, deployments or expansion within this customer relationship or across other customers.

Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others: the possibility that orders or related contractual arrangements are modified, delayed, canceled or terminated; delays or failures in manufacturing, component availability, quality control, transportation, customer site preparation, route mapping, commissioning or customer acceptance; the possibility that ROAMEO does not perform as expected or meet customer or end-user requirements under actual operating conditions, including weather, terrain, traffic, connectivity and charging conditions; interruptions, failures or limitations in autonomous navigation, detection, communications or other hardware and software functions; the possibility that anticipated patrol coverage, staffing efficiencies or cost savings are not achieved, or are offset by deployment, maintenance, supervision or other operating costs; the Company's ability to provide reliable service and support and to develop and scale PURSUON's manufacturing capabilities; the possibility that the logistics operator's arrangements with its own clients change or do not result in the intended deployments; that repeat orders from one customer do not establish broader industry acceptance, an accelerating sales trend or sustained future demand; that existing orders and deployments do not lead to additional purchases, expansion to other locations or sustained recurring revenue; customer concentration and the loss or reduction of business from significant customers; competition, customer budget constraints and changes in purchasing priorities; the Company's ability to fund operations and fulfill customer commitments; the Company's ability to obtain financing on acceptable terms or at all and the potential dilutive effect of such financing; the Company's history of operating losses and its ability to continue as a going concern; and the other risks described in the Company's most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

The order and deployment history described in this release should not be interpreted as a forecast of future order rates, revenue, profitability or market adoption. Actual cost savings, if any, will depend on site-specific conditions, deployment configurations, service requirements and the extent to which existing patrol duties can be reassigned or reduced.

Forward looking statements are not guarantees of future performance. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight. Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

###

Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

____________________________________
1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/